SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 6, 2006


                                West Marine, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)



     Delaware                      0-22512                    77-0355502
 -----------------             ---------------            ------------------
  (State or other             (Commission File            (I.R.S. Employer
   jurisdiction of             Number)                     Identification No.)
   incorporation)



                500 Westridge Drive                     95076
              Watsonville, California
         --------------------------------            ------------
      (Address of principal executive offices)        (Zip Code)



                                 (831) 728-2700

                             -----------------------

              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On July 6, 2006, West Marine, Inc. announced its net sales for the 13-week period (second quarter) ended July 1, 2006 and for the 26-week period ended July 1, 2006. A copy of this press release is attached hereto as Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits.

             (a)      Not Applicable.

             (b)      Not Applicable.

             (c)      Not Applicable.

             (d)      Exhibits:

                      99.1 Press Release dated July 6, 2006 (furnished pursuant to Item 2.02 of Form 8-K)


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                                    SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              WEST MARINE, INC.




Date:  July 6, 2006                           By: /s/ Peter Van Handel
                                                  ----------------------------
                                                  Peter Van Handel
                                                  Vice President of Finance and
                                                  Controller
                                                  (Chief Accounting Officer)

                                                                  Exhibit 99.1



Contacts:  West Marine, Inc.
Russell Solt, Director of Investor Relations
(831) 761-4229


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                                          WEST MARINE REPORTS SECOND QUARTER 2006 SALES


WATSONVILLE, CA, July 6, 2006 - West Marine, Inc. (Nasdaq: WMAR) today reported that net sales for the thirteen weeks ended July 1,
2006 were $264.5 million, an increase of  4.3% from net sales of $253.5 million for the same period a year ago.  Comparable store sales for the second quarter of 2006 increased 2.3%.  Net sales for the twenty-six weeks ended July 1, 2006 were $397.2 million, an increase of 4.8% from net sales of $378.9 million for the same period a year ago.  Comparable store sales for the twenty-six weeks ended July 1, 2006 increased 3.1%.

Net sales attributable to our Stores division for the first six months of 2006 were $350.0 million, an increase of $21.1 million, or
6.4%, compared to the same period last year.  Port Supply (wholesale) division sales through our distribution centers for the first six months of 2006 were $23.9 million, a decrease of $3.0 million, or (11.0%), compared to the same period last year, primarily due to increased sales to Port Supply customers through our store locations, which are included in Stores sales.  Net sales of our
Direct Sales division for the first six months of 2006 were $23.4 million, an increase of $0.2 million, or 0.8%, compared to the same period last year.

Peter Harris, Chief Executive Officer of West Marine, said, "While we are encouraged by the positive comparable store sales results, they are below our expectations and internal projections. Most of our stores reported positive comp sales in the second quarter.
However, the majority of our northeast and mid-Atlantic locations were negatively impacted by unusually heavy rainfall during June, which is our biggest revenue month.  Additionally, we experienced mixed results from our new initiatives.  As a result of the sales shortfall in the second quarter, we expect to revise our full year 2006 guidance and discuss progress on our strategic initiatives when we report our second quarter operating results."


SECOND QUARTER 2006 EARNINGS RELEASE WEBCAST AND CONFERENCE CALL
West Marine will hold a conference call and webcast on Tuesday, August 8, 2006 at 8:30 AM Pacific Time to discuss second quarter results and revised full year 2006 earnings guidance. The live call will be webcast and available in real time on the Internet at
www.westmarine.com in the "Investor Relations" section. The earnings release will also be posted on the Internet at
www.westmarine.com in the "Press Releases" section on the Investor Relations page.


ABOUT WEST MARINE
West Marine, the country's favorite retailer of boating supplies and accessories, has over 400 stores located in 38 states, Puerto
Rico and Canada.  Our catalog and Internet channels offer customers approximately 50,000 products and the convenience of exchanging catalog and Internet purchases at our retail stores. Our Port Supply division is one of the country's largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies.  For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING
(1-800-262-8464).


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